Exhibit 10.2

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of November 23, 2009, by and between TED T. DEVINE, an individual resident in the State of Illinois (“Pledgor”), and AON CORPORATION, a Delaware corporation (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Pledgor is the record and beneficial owner of certain issued and outstanding equity awards consisting of restricted shares, restricted share units and performance share units, granted by the Secured Party, as more specifically set forth on Schedule A attached hereto (collectively, the “Equity Awards”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Pledgor and Secured Party are entering into a Transition Agreement (as hereafter amended, modified or supplemented from time to time, the “Transition Agreement”);

WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Transition Agreement that Pledgor shall agree to pledge and grant a first priority security interest to Secured Party in the shares of stock of the Secured Party hereafter acquired by Pledgor pursuant to the vesting of the Equity Awards (net of shares withheld to pay applicable taxes) to secure the full and timely performance of Pledgor’s obligations to Secured Party under the Transition Agreement, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, the “Secured Obligations”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings specified in the Transition Agreement.

2.             Pledge. As security for the Secured Obligations, Pledgor hereby pledges and grants to the Secured Party a continuing first priority security interest, to become automatically effective upon the vesting of the applicable underlying Equity Awards, in any and all:

(a)           shares of the stock of Secured Party issued to Pledgor (net of after-tax withholding) pursuant to any of the Equity Awards, which shares shall be set forth on Schedule B attached hereto and deemed incorporated herein (collectively, the “Pledged Securities”), and all proceeds, securities, dividends, rights and other property at any time or from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for the Pledged Securities; and

(b)           other property hereafter delivered to Pledgor in substitution for or in addition to any of the foregoing, all certificates evidencing such property and all proceeds, securities, dividends, rights and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

All items referred to in clauses (a) and (b) of this Section 2 are hereinafter collectively referred to as the “Collateral”.

3.             Endorsement and Delivery of the Pledged Securities.  Upon issuance of any Pledged Securities, Pledgor shall immediately deliver or cause to be delivered to the Secured Party the certificates, in transferrable form, representing such Pledged Securities accompanied by an appropriate instrument of assignment, in form and substance satisfactory to the Secured Party, duly executed in blank (it being agreed that the Secured Party shall be under no obligation to deliver any certificates representing the Pledged Securities to Pledgor upon issuance thereof, but rather shall be entitled to retain such certificates upon issuance in satisfaction of Pledgor’s delivery obligations hereunder).

4.             Voting Power; Dividends.  So long as there shall exist no condition, event or act which constitutes, or with notice or lapse of time or both, would constitute, an Event of Default (as defined below), Pledgor shall be entitled to (a) exercise any and all voting rights with respect to the Pledged Securities and (b) receive and retain for its own account any and all cash dividends and distributions made with respect to the Pledged Securities which it is otherwise entitled to receive; provided, however, any and all stock and/or liquidating dividends, distributions in property, returns on or in respect of the Pledged Securities, whether resulting from a subdivision, combination or reclassification of any of the Pledged Securities or received in exchange for any of the Pledged Securities, or as a result of any merger, consolidation, acquisition or other exchange affecting any of the Pledged Securities, and any and all cash and other property received in exchange for any Collateral shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, shall forthwith be delivered to the Secured Party (accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with the Secured Party’s instructions) to be held subject to the terms of this Agreement.

5.             Representations, Warranties and Covenants of Pledgor.  Pledgor hereby makes the following representations, warranties and covenants to the Secured Party, which representations, warranties and covenants shall survive the execution and delivery of this Agreement:

(a)           Pledgor has good title to all of the Equity Awards and, upon issuance, will have good title to all of the Pledged Securities, free and clear of all liens, charges, adverse claims, encumbrances, preferential arrangements or restrictions of any kind whatsoever, other than any lien or security interest created or granted hereunder;

(b)           Pledgor has not taken and shall not take or permit to be taken any action, to the extent such action is within his control, which would impair the value of the Collateral or of any part thereof or the security intended to be afforded by this Agreement;

(c)           there are no commitments, options, contracts or other arrangements under which Pledgor is or may become obligated to sell, pledge or otherwise dispose of the Equity Awards or any of the Pledged Securities; and

(d)           upon delivery of the certificates representing the Pledged Securities to the Secured Party in accordance with Section 3 hereof, the Secured Party will have a valid, perfected first priority security interest in the Pledged Securities.

6.             Additional Covenants of Pledgor.  Pledgor hereby further covenants to the Secured Party that so long as the Transition Agreement remains in effect:

(a)           Pledgor will deliver to the Secured Party, from time to time upon request of the Secured Party, such stock powers and similar documents with respect to the Collateral, in form and substance satisfactory to the Secured Party; and

(b)           Pledgor will not assign, sell or otherwise transfer, further pledge, hypothecate, otherwise encumber or dispose of all or any portion of the Pledged Securities.

7.             Default.  Under the terms of this Agreement, an “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following events so long as the Transition Agreement remains in effect:

(a)           the occurrence of a default or breach by Pledgor in its obligations or covenants pursuant to Sections 8, 10 or 11 of the Transition Agreement;

(b)           if Pledgor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or a substantial part of his property, (ii) be generally unable to pay his debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) call or suffer to be held a meeting of his creditors, (vi) file a petition seeking to take advantage of any law providing for the relief of debtors, (vii) enter into any composition, arrangement, consolidation, trust mortgage or similar agreement with or for the benefit of creditors, or (viii) take any action for the purpose of effecting any of the foregoing;

(c)           a case, proceeding or similar action shall be commenced, with or without the application or consent of Pledgor, as the case may be, seeking the liquidation or readjustment of Pledgor’s debts, the appointment of a trustee, receiver, custodian, liquidator or the like of Pledgor or all or a substantial part of his assets, or any similar action with respect to Pledgor under the federal bankruptcy laws (as now or hereafter in effect) or any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, or an order for relief against Pledgor shall be entered in an involuntary case under such bankruptcy laws;

(d)           the making of any levy, distraint or attachment in favor of any taxing authority against Pledgor or any of his property;

(e)           a breach of or default under any representation, warranty, covenant or agreement set forth herein.

Prior to enforcing any remedies under Section 8 hereof following an Event of Default, the Secured Party shall give Pledgor written notice of such Event of Default (a “Default Notice”) and if such Event of Default is curable, Pledgor shall have five (5) business days following the date of such Default Notice to cure such Event of Default.  Except as provided in the foregoing sentence, the Secured Party’s rights and remedies hereunder shall not be affected by any failure or delay in providing a Default Notice hereunder.

8.             Remedies.

(a)           The Secured Party shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect from time to time in the State of Illinois.  In addition, following the occurrence of an Event of Default, the Secured Party shall have such powers of sale and other powers as may be conferred by applicable law.  In furtherance and not in limitation of the foregoing, the parties agree that following any Event of Default the Collateral shall be deemed forfeited and surrendered by Pledgor any may be cancelled by Secured Party.

(b)           The fair market value of the Collateral (in the event of a cancelation of the Pledged Securities) or the net proceeds received by the Secured Party (in the event of a sale or other disposition of the Pledged Securities), if any, shall be deemed liquidated damages payable to Secured Party in respect of damages suffered by Secured Party as a result of the breach or default by Pledgor of his obligations under the Transition Agreement.

(c)           With respect to the actions described in this Section 8, Pledgor hereby irrevocably constitutes and appoints the Secured Party as its proxy and attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxy and attorney-in fact are coupled with an interest and are irrevocable.

9.             Term; Release of Collateral.  This Agreement shall remain in full force and effect until the earlier to occur of (a) November 17, 2012 and (b) a release in writing signed by the Secured Party; provided, however, that so long as there shall exist no condition, event or act which constitutes, or with notice or lapse of time or both, would constitute, an Event of Default, the Collateral shall be released as follows: (i) 25% of the Pledged Securities on December 31, 2010; (ii) 25% of the Pledged Securities on December 31, 2011; and (iii) 50% of the Pledged Securities on November 17, 2012.  Upon the termination of this Agreement with respect to any Collateral as provided above, the Secured Party will promptly release the security interest and liens in such Collateral created hereunder and will deliver the applicable Collateral (as then constituted) to the Pledgor.

10.           Limitation on Duties Regarding Collateral. Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby, shall be to deal with it in the same manner as Secured Party deals with similar securities and property for its own account.  Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

11.           Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

12.           Further Assurances.  Pledgor agrees that he will cooperate with the Secured Party and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other action, including, without limitation, the filing of financing statements, as the Secured Party may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement.

13.           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made in the manner and to the addresses of the parties provided in Section 16 of the Transition Agreement.

14.           Gender, Number and Headings. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

15.           Waivers, Amendments, Interpretation.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing which is duly executed by Pledgor and the Secured Party.  Any such waiver shall be valid only to the extent set forth therein.  A waiver by the Secured Party or the Pledgor of any right or remedy under this Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Secured Party or the Pledgor would otherwise have on any future occasion.  No failure to exercise or delay in exercising any right, power or privilege under this Agreement on the part of the Secured Party or Pledgor shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. This Agreement shall be construed according to its fair meaning, and not strictly for or against either of the parties hereto.  Any modification of this Agreement must be made in writing and signed by each of the parties hereto.

16.           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal and legal representatives, successors and assigns. This Agreement and the rights and duties of Pledgor hereunder may not be assigned or delegated without the prior written consent of the Secured Party.

17.           Severability.  If any provision of this Agreement is prohibited by or unenforceable under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.           Arbitration.  Except as set forth in Section 19, any dispute or controversy between Pledgor and the Secured Party, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be submitted to non-binding mediation.  The Secured Party shall select the mediator.  In the event such dispute can not be settled by mediation, the dispute shall be submitted to arbitration under the rules of (but not necessarily administered by) the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect, and judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Any arbitration shall be held before a single arbitrator who shall be selected by the agreement of Pledgor and the Secured Party, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA.  The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction.  However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over the parties and seek interim provisional, injunctive or other interim equitable relief until the arbitration award is rendered or the controversy is otherwise resolved.  Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Pledgor and the Secured Party.  Pledgor and the Secured Party acknowledge that this Agreement evidences a transaction involving interstate commerce.  Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.  The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree.  The Secured Party shall pay the costs of the mediator and the arbitrator, but each party shall be responsible for their own legal fees and costs.

19.           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Illinois without regard to principles of conflict of laws.  The parties hereto agree to the exclusive jurisdiction of the state and federal courts of located in Cook Country, Illinois for the purposes of any court proceeding arising out the this Agreement.

20.           Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

PLEDGOR:

/s/ Ted T. Devine
TED T. DEVINE

SECURED PARTY:

AON CORPORATION, a Delaware corporation

By:	/s/ Jeremy Farmer
Name: Jeremy Farmer
Title: Senior Vice President

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

SCHEDULE A

Equity Awards

2007 ISP 5,423 shares vesting 2/15/2010

2008 ISP 3,835 shares vesting 2/22/2010

2009 ISP 1,848 shares vesting 2/24/2010

07 LPP2 60,648 shares award  2/25/2010

05 RSU 10,000 shares vesting 5/02/2010

SCHEDULE B

Pledged Securities

(to be completed upon vesting of Equity Awards)

Security	Date of Issuance	Certificate No.	Number of Shares